                                                                 EXHIBIT 99.1

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Lycos, Inc.:

     We have audited the accompanying consolidated balance sheets of Lycos, Inc. as of July 31, 2000 and 1999 and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the three year period ended July 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Lycos, Inc. at July 31, 2000 and 1999, and the results of its operations and cash flows for each of the years in the three year period ended July 31, 2000, in conformity with generally accepted accounting principles in the United States of America.

KPMG LLP

Boston, Massachusetts
August 15, 2000

                                  LYCOS, INC.

                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                               JULY 31,     JULY 31,
                                                                 2000         1999
                                                              ----------    --------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $  640,064    $166,506
  Accounts receivable, less allowance for doubtful accounts
     of $7,070 and $2,442 at July 31, 2000 and 1999,
     respectively...........................................      29,197      25,830
  Electronic commerce and other receivable..................      67,531      71,843
  Prepaid expenses and other current assets.................       5,147       8,783
                                                              ----------    --------
          Total current assets..............................     741,939     272,962
                                                              ----------    --------
Property and equipment, less accumulated depreciation.......      10,689       7,726
Electronic commerce and other receivable....................      32,109      48,029
Investments.................................................     419,898      48,001
Intangible assets, less accumulated amortization............     544,812     505,682
Other assets................................................       2,997       7,399
                                                              ----------    --------
          Total assets......................................  $1,752,444    $889,799
                                                              ==========    ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable -- current..................................  $    6,396    $  2,949
  Accounts payable..........................................       4,455       2,055
  Accrued expenses..........................................      57,491      22,637
  Deferred revenues.........................................      93,906      64,016
                                                              ----------    --------
          Total current liabilities.........................     162,248      91,657
Deferred tax liability......................................      76,255         138
Notes payable...............................................       2,011       2,600
Deferred revenues...........................................      34,216      55,934
                                                              ----------    --------
                                                                 112,482      58,672
Commitments and contingencies...............................          --          --

Stockholders' equity:
  Preferred stock, $.01 par value; 5,000 shares authorized,
     none issued or outstanding.............................          --          --
  Common stock, $.01 par value; 300,000 shares authorized,
     112,496 shares at July 31, 2000 and 100,312 shares at
     July 31, 1999 issued and outstanding...................       1,125       1,003
  Additional paid-in capital................................   1,522,169     815,706
  Deferred compensation.....................................        (818)        (75)
  Accumulated deficit.......................................     (71,746)    (92,751)
  Treasury stock, at cost, 1,923 shares at July 31, 2000 and
     1,815 shares at July 31, 1999..........................      (4,356)     (3,286)
  Accumulated other comprehensive income....................      31,340      18,873
                                                              ----------    --------
          Total stockholders' equity........................   1,477,714     739,470
                                                              ----------    --------
          Total liabilities and stockholders' equity........  $1,752,444    $889,799
                                                              ==========    ========

          See accompanying notes to consolidated financial statements.

                                  LYCOS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                       YEAR ENDED
                                                            --------------------------------
                                                            JULY 31,    JULY 31,    JULY 31,
                                                              2000        1999        1998
                                                            --------    --------    --------
Revenues:
  Advertising.............................................  $191,653    $ 96,459    $ 42,854
  Electronic commerce and other...........................    99,297      42,081      14,292
                                                            --------    --------    --------
          Total revenues..................................   290,950     138,540      57,146
Cost of revenues..........................................    52,800      29,273      12,758
                                                            --------    --------    --------
          Gross profit....................................   238,150     109,267      44,388
Operating expenses:
  Research and development................................    47,352      26,963       9,724
  In process research and development.....................        --          --      17,280
  Sales and marketing.....................................   148,768      79,325      35,251
  General and administrative..............................    31,781      17,528       5,883
  Amortization of intangible assets.......................   134,063      52,428       7,614
                                                            --------    --------    --------
          Total operating expenses........................   361,964     176,244      75,752
                                                            --------    --------    --------
Operating loss............................................  (123,814)    (66,977)    (31,364)
Interest income, net......................................    23,398       6,273       3,050
Minority interest and other, net..........................    (2,263)         --          --
Equity share of losses in affiliates, net.................   (32,407)     (1,360)         --
Gain on sale of investments...............................   270,237      10,120          --
                                                            --------    --------    --------
Income (loss) before income taxes.........................   135,151     (51,944)    (28,314)
Provision for income taxes................................   114,146         138          --
                                                            --------    --------    --------
Net income (loss).........................................  $ 21,005    $(52,082)   $(28,314)
                                                            ========    ========    ========
Basic net income (loss) per share.........................  $   0.20    $  (0.59)   $  (0.44)
                                                            ========    ========    ========
Diluted net income (loss) per share.......................  $   0.19    $  (0.59)   $  (0.44)
                                                            ========    ========    ========
Weighted average shares used in computing basic net income
  (loss) per share........................................   105,211      88,960      64,144
                                                            ========    ========    ========
Weighted average shares used in computing diluted net
  income (loss) per share.................................   111,695      88,960      64,144
                                                            ========    ========    ========

          See accompanying notes to consolidated financial statements.

                                  LYCOS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME (LOSS)
                                 (IN THOUSANDS)

                                                                                                                      ACCUMULATED
                                       COMMON STOCK     ADDITIONAL     DEFERRED                    TREASURY STOCK        OTHER
                                     ----------------    PAID-IN     COMPENSATION   ACCUMULATED   ----------------   COMPREHENSIVE
                                     SHARES    AMOUNT    CAPITAL        AMOUNT        DEFICIT     SHARES   AMOUNT       INCOME
                                     -------   ------   ----------   ------------   -----------   ------   -------   -------------
BALANCES AT JULY 31, 1997..........   57,464   $  574   $   49,461      $(185)       $(12,355)       --         --           --
Comprehensive income (loss):
 Net loss..........................       --       --           --         --         (28,314)       --         --           --
 Other comprehensive income (loss):
   Unrealized gains on
    available-for-sale
    securities.....................
    Comprehensive income (loss)....
Issuance of common stock in
 connection with ESPP..............       17       --           66         --              --        --         --           --
Cancellation of stock options......       --       --          (23)        23              --        --         --           --
Issuance of common stock in
 connection with exercise of stock
 options...........................    4,094       41        3,201         --              --     1,339       (468)          --
Issuance of common stock in
 connection with exercise of
 warrants..........................      415        4        1,359         --              --        38       (114)          --
Issuance of common stock in
 connection with strategic
 investments.......................      602        6        7,877         --              --        --         --           --
Issuance of common stock and
 warrants in connection with
 acquisitions......................    8,298       84      104,766         --              --        40       (403)          --
Issuance of common stock in
 connection with Secondary Public
 Offering, net of offering costs...    9,350       94      111,098         --              --        --         --           --
Issuance of common stock in
 connection with services
 rendered..........................       21       --          300         --              --        --         --           --
Amortization of deferred
 compensation......................       --       --           --         46              --        --         --           --
                                     -------   ------   ----------      -----        --------     -----    -------     --------
BALANCES AT JULY 31, 1998..........   80,261      803      278,105       (116)        (40,669)    1,417       (985)          --
Comprehensive income (loss):
 Net loss..........................       --       --           --         --         (52,082)       --         --           --
 Other comprehensive income (loss):
   Unrealized gains on
    available-for-sale securities,
    net of tax of $12,582..........                                                                                    $ 28,993
   Less: Reclassification
    adjustment for gains included
    in net loss....................                                                                                     (10,120)
                                                                                                                       --------
    Comprehensive income (loss)....
Issuance of common stock in
 connection with ESPP..............       19       --          247         --              --        --         --           --
Issuance of non-qualified stock
 options...........................       --       --           30        (30)             --        --         --           --
Issuance of common stock in
 connection with exercise of stock
 options...........................    3,120       31       15,512         --              --       398     (2,301)          --
Tax benefit of stock option
 exercises.........................       --       --       12,582         --              --        --         --           --
Issuance of common stock in
 connection with acquisitions......   13,307      133      495,317         --              --        --         --           --
Issuance of common stock of
 subsidiary........................    3,605       36       13,913         --              --        --         --           --
Amortization of deferred
 compensation......................       --       --           --         71              --        --         --           --
                                     -------   ------   ----------      -----        --------     -----    -------     --------
BALANCES AT JULY 31, 1999..........  100,312    1,003      815,706        (75)        (92,751)    1,815     (3,286)      18,873
Comprehensive income (loss):
 Net income........................       --       --           --         --          21,005        --         --           --
 Other comprehensive income (loss):
   Unrealized gains on
    available-for-sale securities,
    net of tax of $8,318...........                                                                                      12,467
    Comprehensive income (loss)....
Issuance of common stock in
 connection with ESPP..............       12       --          414         --              --        --         --           --
Issuance of common stock in
 connection with exercise of stock
 options...........................    3,425       34       46,898         --              --       108     (1,070)          --
Issuance of common stock in
 connection with exercise of
 warrants..........................       12       --          126         --              --        --         --           --
Issuance of common stock and
 warrants in connection with
 acquisitions......................    1,911       19      115,812       (818)             --        --         --           --
Issuance of common stock in
 connection with Secondary Public
 Offering, net of offering costs...    6,163       62      455,556         --              --        --         --           --
Tax benefit of stock option
 exercises.........................       --       --       45,983         --              --        --         --           --
Issuance of common stock in
 connection with strategic
 investments.......................      661        7       41,674         --              --        --         --           --
Amortization of deferred
 compensation......................       --       --           --         75              --        --         --           --
                                     -------   ------   ----------      -----        --------     -----    -------     --------
BALANCES AT JULY 31, 2000..........  112,496   $1,125   $1,522,169      $(818)       $(71,746)    1,923    $(4,356)    $ 31,340
                                     =======   ======   ==========      =====        ========     =====    =======     ========


                                                  COMPREHENSIVE
                                       TOTAL      INCOME (LOSS)
                                     ----------   -------------
BALANCES AT JULY 31, 1997..........  $   37,495
Comprehensive income (loss):
 Net loss..........................     (28,314)    $(28,314)
 Other comprehensive income (loss):
   Unrealized gains on
    available-for-sale
    securities.....................                       --
                                                    --------
    Comprehensive income (loss)....                 $(28,314)
                                                    ========
Issuance of common stock in
 connection with ESPP..............          66
Cancellation of stock options......          --
Issuance of common stock in
 connection with exercise of stock
 options...........................       2,774
Issuance of common stock in
 connection with exercise of
 warrants..........................       1,249
Issuance of common stock in
 connection with strategic
 investments.......................       7,883
Issuance of common stock and
 warrants in connection with
 acquisitions......................     104,447
Issuance of common stock in
 connection with Secondary Public
 Offering, net of offering costs...     111,192
Issuance of common stock in
 connection with services
 rendered..........................         300
Amortization of deferred
 compensation......................          46
                                     ----------
BALANCES AT JULY 31, 1998..........     237,138
Comprehensive income (loss):
 Net loss..........................     (52,082)    $(52,082)
 Other comprehensive income (loss):
   Unrealized gains on
    available-for-sale securities,
    net of tax of $12,582..........
   Less: Reclassification
    adjustment for gains included
    in net loss....................      18,873       18,873
                                                    --------
    Comprehensive income (loss)....                 $(33,209)
                                                    ========
Issuance of common stock in
 connection with ESPP..............         247
Issuance of non-qualified stock
 options...........................          --
Issuance of common stock in
 connection with exercise of stock
 options...........................      13,242
Tax benefit of stock option
 exercises.........................      12,582
Issuance of common stock in
 connection with acquisitions......     495,450
Issuance of common stock of
 subsidiary........................      13,949
Amortization of deferred
 compensation......................          71
                                     ----------
BALANCES AT JULY 31, 1999..........     739,470
Comprehensive income (loss):
 Net income........................      21,005     $ 21,005
 Other comprehensive income (loss):
   Unrealized gains on
    available-for-sale securities,
    net of tax of $8,318...........      12,467       12,467
                                                    --------
    Comprehensive income (loss)....                 $ 33,472
                                                    ========
Issuance of common stock in
 connection with ESPP..............         414
Issuance of common stock in
 connection with exercise of stock
 options...........................      45,862
Issuance of common stock in
 connection with exercise of
 warrants..........................         126
Issuance of common stock and
 warrants in connection with
 acquisitions......................     115,013
Issuance of common stock in
 connection with Secondary Public
 Offering, net of offering costs...     455,618
Tax benefit of stock option
 exercises.........................      45,983
Issuance of common stock in
 connection with strategic
 investments.......................      41,681
Amortization of deferred
 compensation......................          75
                                     ----------
BALANCES AT JULY 31, 2000..........  $1,477,714
                                     ==========

          See accompanying notes to consolidated financial statements.

                                  LYCOS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                         YEAR ENDED
                                                              ---------------------------------
                                                              JULY 31,     JULY 31,    JULY 31,
                                                                2000         1999        1998
                                                              ---------    --------    --------
OPERATING ACTIVITIES
Net income (loss)...........................................  $  21,005    $(52,082)   $(28,314)
Adjustments to reconcile net loss to net cash used in
  Operating activities:
    Amortization of deferred compensation...................         75          71          47
    Amortization of intangible assets.......................    134,063      52,428       7,614
    Depreciation............................................      2,676       3,549       1,525
    Allowance for doubtful accounts.........................      4,628       1,234         654
    Gain on sale of investments.............................   (270,237)    (10,120)         --
    Equity share of losses in affiliates....................     32,407       1,360          --
    In process research and development.....................         --          --      17,280
    Issuance of common stock for services rendered..........         --          --         300
    Deferred taxes..........................................     76,117         138          --
  Changes in operating assets and liabilities:
    Accounts receivable.....................................     (7,651)     (7,281)     (4,778)
    Electronic commerce and other fees receivable...........     20,232     (68,111)    (42,046)
    Prepaid expenses........................................      3,696      (1,580)     (1,593)
    Other assets............................................      6,998      (3,273)     (2,895)
    Accounts payable........................................     (2,236)     (5,771)        854
    Accrued expenses........................................     23,794      (9,209)      8,343
    Deferred revenues.......................................      7,425      60,433      40,450
    Other liabilities.......................................         --         (37)        (29)
                                                              ---------    --------    --------
Net cash provided by (used in) operating activities.........     52,992     (38,251)     (2,588)
                                                              ---------    --------    --------
INVESTING ACTIVITIES
Purchase of property and equipment..........................     (3,408)     (1,915)     (1,187)
Sale of investments.........................................        200      12,159          --
Cash acquired through (paid for) acquisitions, net..........    (31,577)     21,751       2,541
Investment in affiliates....................................    (73,802)     (5,120)       (992)
                                                              ---------    --------    --------
Net cash provided by (used in) investing activities.........   (108,587)     26,875         362
                                                              ---------    --------    --------
FINANCING ACTIVITIES
Proceeds from issuance of stock, net of offering costs......    455,618      13,857     111,224
Proceeds from exercise of stock options.....................     84,598      15,543       3,299
Proceeds from issuance of common stock under Employee Stock
  Purchase Plan.............................................        414         247          66
Proceeds from exercise of warrants..........................        126          --       1,250
Repayments of notes payable.................................    (10,533)     (3,443)         --
Cash used to repurchase treasury stock......................     (1,070)     (2,302)       (468)
                                                              ---------    --------    --------
Net cash provided by financing activities...................    529,153      23,902     115,371
                                                              ---------    --------    --------
Net increase in cash and cash equivalents...................    473,558      12,526     113,145
Cash and cash equivalents at beginning of year..............    166,506     153,980      40,835
                                                              ---------    --------    --------
Cash and cash equivalents at end of year....................  $ 640,064    $166,506    $153,980
                                                              =========    ========    ========
Schedule of non-cash financing and investing activities:
  Issuance of common stock in connection with
    acquisitions............................................  $ 115,013    $495,450    $104,447
    Assets and liabilities recognized in connection with
      acquisitions:
      Accounts receivable...................................        183       8,643         209
      Prepaid expenses......................................         16       1,302          23
      Property and equipment................................      2,004       5,318       1,996
      Developed technology..................................         --          --      12,331
      Goodwill and other intangible assets..................    126,700     479,322      72,827
      Marketable securities.................................         --       5,950          --
      Other assets..........................................      2,491         774          --
      Accounts payable......................................      1,469       2,830         810
      Accrued expenses......................................      5,399      17,869       1,858
      Notes payable.........................................      7,448       8,219          --
      Deferred revenues.....................................         --       1,946          93
  Issuance of common stock in connection with strategic
    investments.............................................  $  41,681          --    $  7,882

          See accompanying notes to consolidated financial statements.

                                  LYCOS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company

     Lycos, Inc., ("Lycos" or the "Company") is a network of globally branded media properties and aggregated content distributed primarily through the World Wide Web. Under the "Lycos Network" brand, Lycos provides aggregated third-party content, Web search and directory services, community and personalization features, personal Web publishing and online shopping. Lycos seeks to draw a large number of viewers to its Websites by providing a one-stop destination for information, communication and shopping services on the Web. The Company was formed in June 1995 by CMG@Ventures L.P., a wholly-owned subsidiary of CMGI, Inc. ("CMGI"). The Company conducts its business in one segment, generating revenue from selling advertising, electronic commerce and other services. The Company's fiscal year end is July 31.

     The consolidated financial statements of Lycos give retroactive effect to the merger with Gamesville, Inc. ("Gamesville"), which was consummated on December 3, 1999. The merger was accounted for as pooling of interests. On December 3, 1999, each issued and outstanding share of common stock of Gamesville was converted into the right to receive 0.1822 shares of common stock of Lycos. Lycos issued 3,605,044 shares in exchange for all of the outstanding shares of Gamesville. Additionally, Lycos converted all outstanding Gamesville stock options and warrants into approximately 423,085 Lycos options and warrants. The consolidated financial statements reflect the combination of the historical consolidated financial statements of Lycos with the historical financial statements of Gamesville, which have been restated to reflect the same fiscal year end of Lycos. Intercompany transactions have been eliminated.

Merger with Terra Networks, S.A.

     On May 16, 2000, Lycos and Terra Networks, S.A. ("Terra Networks"), entered into an agreement and plan of reorganization to combine and create Terra Lycos (the "Combination"). As part of the Combination, each issued and outstanding share of Lycos common stock will be converted into Terra Networks American Depositary Shares ("Terra Networks ADSs") representing a number of ordinary shares of Terra Networks (or if the applicable Lycos stockholder elects, into a number of Terra Networks ordinary shares in account entry form instead of Terra Networks ADSs) equal to the Exchange Ratio. The Exchange Ratio shall be equal to
(1) $97.55 divided by (2) the U.S. dollar equivalent of the average closing price of Terra Networks ordinary shares on the Spanish Continuous Market Exchange for the ten full Spanish Continuous Market Exchange trading days ending on the tenth Spanish Continuous Market Exchange trading day prior to the completion of the Combination. However, if the average closing price of Terra Networks ordinary shares in clause (2) above is equal to or greater than $68.06, the exchange ratio shall be 1.433, and if the average closing price of Terra Networks ordinary shares in clause (2) above is equal to or less than $45.37, the exchange ratio shall be 2.150.

     In connection with the Combination, Terra Networks, Lycos and Telefonica, S.A., Terra Networks' majority owner ("Telefonica"), entered into a rights offering agreement (the "Rights Offering"). Pursuant to the Rights Offering, Terra Networks will make a rights offering prior to the Combination whereby it will issue to its shareholders rights to purchase Terra Networks ordinary shares for an aggregate of $2.0 billion at a price per share of $56.13, which was the closing price of Terra Networks ordinary shares on May 16, 2000. Under the Rights Offering, Telefonica has agreed to subscribe for all shares not subscribed for by other shareholders. On September 15, 2000 the Rights Offering was completed and all of the shares were subscribed at a per share price of $56.13.

                                  LYCOS, INC.

     As a result of the Combination and following the Rights Offering, Lycos stockholders are expected to own between 37.5% and 51.6% of the shares of Terra Lycos. However, Lycos has agreed in the agreement and plan of reorganization not to take any action, including issuing new Lycos shares, that could reasonably be expected to result in its shareholders owning or having voting power in excess of 50% of Terra Lycos upon completion of the combination. Telefonica is expected to own between 33.6% and 43.5% of Terra Lycos after the Combination. The Combination is expected to be accounted for by Terra Networks as an acquisition under the purchase method of accounting for business combinations.

     The Combination is expected to be completed during the fourth quarter of calendar year 2000 and is subject to customary closing conditions, including approval by stockholders of Lycos and receipt of all necessary regulatory approvals. There can be no assurance such approvals will be obtained.

Revenue Recognition

     The Company's advertising revenues are derived principally from short-term advertising contracts in which the Company guarantees a number of impressions for a fixed fee or on a per impression basis with an established minimum fee. Revenues from advertising are recognized as the services are performed.

     Electronic commerce revenues are derived principally from "slotting fees" paid for selective positioning and promotion within the Company's suite of products as well as from royalties from the sale of goods and services from the Company's Websites. Electronic commerce revenues are generally recognized upon delivery provided that no significant Company obligations remain and collection of the receivable is probable. In cases where there are significant remaining obligations, the Company defers such revenue until those obligations are satisfied.

Cost of Revenues

     Cost of revenues specifically attributable to advertising, electronic commerce and other revenues are not separately identifiable and therefore are not separately disclosed in the consolidated statements of operations.

Deferred Revenues

     Deferred revenues are comprised of electronic commerce fees to be earned in the future on non-cancelable agreements existing at the balance sheet date.

Cash and Cash Equivalents

     The Company considers all highly liquid investments purchased with original or remaining maturities of three months or less to be cash equivalents. At July 31, 2000 and 1999, the Company had no investments with maturities greater than three months.

Investments

     The Company accounts for marketable securities under Statement of Financial Accounting Standards No. 115 ("SFAS 115"), "Accounting for Certain Investments in Debt and Equity Securities." SFAS 115 establishes accounting and reporting requirements for all debt securities and for investments in equity securities that have readily determinable fair value. All marketable securities must be classified as one of the following: held-to-maturity, available-for-sale, or trading. All of the Company's investments are classified as available-for-sale and, as such, are carried at fair value,

                                  LYCOS, INC.

with unrealized holding gains and losses, net of deferred taxes, reported as a separate component of stockholders' equity.

Property and Equipment

     Property and equipment are stated at cost, net of accumulated amortization and depreciation. Property and equipment are depreciated on a straight-line basis over the estimated useful lives of the assets (three to five years). Leasehold improvements are amortized on a straight-line basis over the lesser of the estimated useful life of the asset or the lease term.

Intangible Assets

     Intangible assets primarily relate to the Company's acquisitions and include developed technology, licensed technology, trademarks, trade names, content copyrights, customer base and goodwill. In connection with acquisitions accounted for under the purchase method of accounting (see Note 4), the Company recorded these intangible assets based on the excess of the purchase price over the identifiable tangible net assets of the acquiree on the date of purchase. Intangible assets are reported at cost, net of accumulated amortization, and are being amortized over their estimated useful life of three to five years. At July 31, 2000 and 1999, the balance of developed technology, trade names and other intangible assets, net of accumulated amortization was $45.3 million and $17.8 million, respectively.

Goodwill

     Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over the expected periods to be benefited of three to five years. The Company evaluates whether changes have occurred that would require revision of the remaining estimated useful life or impact the recoverability of the goodwill. If such changes occur, the Company would use an estimate of the undiscounted future operating cash flows to determine the recoverability of the goodwill. At July 31, 2000 and 1999 the balance of goodwill, net of accumulated amortization, was $499.5 million and $487.9 million, respectively.

Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

     The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Income Taxes

     The Company records income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and the tax effect of net operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those

                                  LYCOS, INC.

temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     The Company's effective income tax rate has been established after adjustment for amortization of intangible assets and certain other items which are not deductible for tax purposes. The provision for income taxes relates primarily to deferred taxes recorded on the gain from the initial public offering of Lycos Europe, as discussed in Note 2.

Research and Development Costs

     Research and development expenditures are expensed as incurred. Software development costs are required to be capitalized when a product's technological feasibility has been established either by completion of a detail program design or a working model of the product and ending when a product is available for general release to consumers. To date, attainment of technological feasibility of the Company's products and general release to customers have substantially coincided. As a result, the Company has not capitalized any software development costs since such costs have not been significant.

Advertising Costs

     The Company expenses advertising production costs as incurred. Advertising expense was approximately $23.4 million, $11.8 million, and $5.7 million for the years ended July 31, 2000, 1999, and 1998, respectively.

Stock-Based Compensation

     Statement of Financial Accounting Standards No. 123 ("SFAS 123") requires that companies either recognize compensation expense for grants of stock, stock options, and other equity instruments based on fair value, or provide pro forma disclosure of net income (loss) and earnings (loss) per share in the notes to the consolidated financial statements. The Company applies APB Opinion 25 and related interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized under SFAS 123 for the Company's stock option plans, and footnote disclosure is provided in Note 7.

Employee Benefit Plan

     The Company maintains a 401(K) Profit Sharing Plan (the "Plan") for its employees. Each participant in the Plan may elect to contribute from 1% to 20% of their annual compensation to the Plan. The Company matches employee contributions at a rate of one-half of the first six percent of compensation deferred. For the years ended July 31, 2000, 1999, and 1998 the Company's contributions amounted to approximately $440,000, $230,000, and $87,000, respectively.

Concentration of Credit Risk

     The Company performs ongoing credit evaluations of its customers' financial conditions and generally does not require collateral on accounts receivable. The Company maintains allowances for credit losses and such losses have been within management's expectations. Bad debt expense was $9.4 million, $1.2 million, and $654,000 in 2000, 1999, and 1998, respectively. No single customer accounted for greater than 10% of total revenues during the years ended July 31, 2000, 1999, and 1998.

                                  LYCOS, INC.

     The Company's services are provided to customers in several industries primarily in North America. Sales to foreign customers for the years ended July 31, 2000, 1999, and 1998 were approximately $2.6 million, $2.0 million, and $2.6 million, respectively.

Financial Instruments

     The recorded amounts of financial instruments, including cash equivalents, receivables, accounts payable, accrued expenses, notes payable and deferred revenues, approximate their fair market values as of July 31, 2000 and 1999. The Company has no investments in derivative financial instruments.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Treasury Stock

     In connection with a license agreement with Carnegie Mellon University, CMG@Ventures, Inc. has agreed to sell to the Company the number of shares of common stock equal to the shares issuable upon exercise of certain options granted, as defined, at a price equal to the exercise price of the underlying options exercised (see Note 7). Under this agreement, the Company issues shares of Company stock to employees upon exercise of options and subsequently buys an equivalent number of Company shares at the respective exercise price from CMG@Ventures, resulting in treasury stock.

Comprehensive Income

     The Company adopted Statement of Financial Accounting Standard No. 130 ("SFAS 130"), "Reporting Comprehensive Income" during the year ended July 31, 1999. SFAS 130 establishes standards for the reporting and display of comprehensive income and its components in the financial statements. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustment and unrealized gains and losses on available-for-sale securities.

     The components of comprehensive income (loss), net of tax, are as follows (in thousands):

                                                      TWELVE MONTHS ENDED JULY 31,
                                                     -------------------------------
                                                      2000        1999        1998
                                                     -------    --------    --------
Net income (loss)..................................  $21,005    $(52,082)   $(28,314)
Unrealized gain on available-for-sale securities...   12,467      28,993          --
Less: Reclassification adjustment for gains
  included in net income (loss)....................       --     (10,120)         --
                                                     -------    --------    --------
Comprehensive income (loss)........................  $33,472    $(33,209)   $(28,314)
                                                     =======    ========    ========

     Accumulated other comprehensive income consists of the unrealized gains on available-for-sale securities, net of tax, as presented on the accompanying consolidated balance sheets.

                                  LYCOS, INC.

Basic and Diluted Net Income (Loss) per Share.

     Basic net income (loss) per share is computed using the weighted average number of common shares outstanding during the period. Diluted net income (loss) per share is computed using the weighted average number of common and, if dilutive, common equivalent shares outstanding during the period. Common equivalent shares consist of the incremental common shares issuable upon the exercise of stock options and warrants (using the treasury stock method). For the year ended July 31, 2000, common equivalent shares approximated 6.5 million shares and related to shares issuable upon the exercise of stock options. During the year ended July 31 1999 and 1998, options to purchase common shares were not included in the computation because they were antidilutive.

New Accounting Pronouncements

     In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1 ("SOP 98-1"), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", which establishes guidelines for the accounting for the costs of all computer software developed or obtained for internal use. The Company adopted SOP 98-1 effective August 1, 1999. The adoption of SOP 98-1 did not have a material impact on the Company's consolidated financial statements.

     In April, 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5 ("SOP 98-5"), "Reporting on the Costs of Start-Up Activities." The statement is effective for fiscal years beginning after December 15, 1998. The statement requires costs of start-up activities and organization costs to be expensed as incurred. The Company adopted SOP 98-5 effective August 1, 1999. The adoption of SOP 98-5 did not have a material impact on the Company's consolidated financial statements.

     In June 1998, the Financial Accounting Standards Board issued Statement No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities", which requires that all derivative instruments be recorded on the balance sheet at their fair value. The Company currently expects to adopt SFAS 133, as amended by SFAS 137, for the year ending July 31, 2001. Management does not expect there to be a material impact on its results of operations or financial position resulting from the adoption of SFAS 133 because the Company currently does not hold derivative instruments.

     In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements." SAB 101 summarizes certain of the SEC's views in applying generally accepted accounting principles to revenue recognition in financial statements. In June 2000, the SEC issued SAB No. 101B to defer the effective date of implementation of SAB No. 101 until the fourth quarter of calendar 2000. The Company does not expect the adoption of SAB 101 to have a material effect on its financial position or results of operations.

     In March 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44, "Accounting for Certain Transactions involving Stock Compensation" -- an interpretation of APB Opinion No. 25 (FIN 44). FIN 44 applies prospectively to new stock option awards, exchanges of awards in a business combination, modifications to outstanding awards, and changes in grantee status that occur on or after July 1, 2000. Application of FIN 44 did not have a material impact on the Company's financial position or its results of operations for the year ended July 31, 2000.

                                  LYCOS, INC.

2.  INVESTMENTS

     The Company invests in equity instruments of privately held internet related companies. These investments are accounted for under the cost method as the Company's ownership represents less than 20% of each investee. The Company's carrying value of these investments approximates fair value at July 31, 2000. For non-quoted investments, the Company regularly reviews the assumptions underlying the operating performance and cash flow forecasts in assessing the carrying values.

Marketable Securities

     The cost of marketable securities carried at fair value was $80.3 million and $11.8 million at July 31, 2000 and 1999, respectively. These investments had a fair value of $137.3 million and $48.0 million at July 31, 2000 and 1999, respectively. Gross unrealized gains and losses relating to securities held as available-for-sale for the year ended July 31, 2000 and 1999 are as follows (in thousands):

                                                              YEAR ENDED JULY 31,
                                                              --------------------
                                                                2000        1999
                                                              --------    --------
Gross unrealized gains......................................  $60,661     $33,118
Gross unrealized losses.....................................  (39,876)     (1,663)
                                                              -------     -------
  Net unrealized gains......................................  $20,785     $31,455
                                                              =======     =======

     Proceeds from the sale of marketable securities available for sale were $12.2 million in the year ended July 31, 1999. Gross realized gains included in net loss were $10.1 million in the year ended July 31, 1999. Sales of marketable securities were not material in the years ended July 31, 2000 or 1998.

Joint Ventures

     In May 1997, the Company established Lycos Europe, N.V. ("Lycos Europe") as the basis for a joint venture agreement with Bertelsmann Internet Services ("Bertelsmann") to create localized versions of the Lycos search and navigation service throughout Europe. The joint venture initially was owned 50% by Lycos and 50% by Bertelsmann. Bertelsmann Internet Services, a subsidiary of Bertelsmann AG, has committed to provide capital, infrastructure and employees for the venture while Lycos will provide the core technology and brand name.

     During March 2000, Lycos Europe completed an initial public offering on the German Neuer Markt stock exchange which raised approximately $625 million, net of offering costs. As a result of the offering, the Company's percentage ownership in Lycos Europe was reduced to approximately 43.8% from 50% and the Company recognized a one-time gain of $270 million. At July 31, 2000 the Company's carrying value of Lycos Europe, which is recorded in investments on the balance sheet, is $246 million. The fair value of the Company's investment in Lycos Europe, based on the quoted trading price, was approximately $766 million at July 31, 2000. The investment is accounted for under the equity method. For the year ending July 31, 2000, Lycos' share of the net loss was $24.1 million. For the year ending July 31, 1999 and 1998, Lycos' share of the net loss of Lycos Europe was not material.

     In April 1998, the Company established Lycos Japan KK as the basis for a joint venture with Sumitomo Corporation, one of Japan's largest trading companies, and Internet Initiative Japan, the country's largest Internet Service Provider. During November 1999 the Company invested $14.5 million in Lycos Japan in exchange for convertible bonds and warrants issued by Lycos Japan. This investment followed Lycos' initial investment of $1 million in April 1998. Also during November 1999,

                                  LYCOS, INC.

the Company's joint venture partner, Sumitomo Corporation, invested an additional $14.5 million in Lycos Japan in exchange for convertible bonds. A new partner, Kadokawa Publishing Co., Ltd. also joined the joint venture via an investment of $7.3 million in exchange for common stock and convertible bonds. As a result of the additional investments and new partner, the Company's ownership of the joint venture changed to approximately 37% and, assuming full conversion of the convertible bonds and warrants, the Company's ownership would be approximately 44.7%. The investment is accounted for under the equity method. For the year ending July 31, 2000 and 1999, Lycos' share of the net loss of Lycos Japan KK was approximately $6.2 million and $1.0 million, respectively. For the year ending July 31, 1998, Lycos' share of the net loss was not material.

     In March 1999, the Company established Lycos Korea as the basis for a joint venture agreement with Mirae Corporation to create a localized version of the Lycos Network services to be offered in Korea. Lycos' ownership in the joint venture is approximately 43.2%. The investment is accounted for under the equity method. For the year ending July 31, 2000, Lycos' share of the net loss was not material. For the year ending July 31, 1999, Lycos' share of the net loss was approximately $360,000.

     During 2000 the Company invested $25 million in Lycos Asia, a joint venture owned 50% by Lycos and 50% owned by Singapore Telecommunications Limited, a telecommunications provider in Singapore. The Company accounts for this investment under the equity method of accounting. For the year ending July 31, 2000, Lycos' share of the net loss of Lycos Asia was approximately $4.9 million.

     In February 2000, the Company announced the formation of a new Internet joint venture in Canada, "Sympatico-Lycos", to provide expanded Internet resources for the business-to-consumer marketplace in Canada. Under the terms of the agreement, Bell ActiMedia contributed $25 million in cash and certain on-line assets, including Internet portal Sympatico. Lycos' ownership in the joint venture is 29%. Lycos contributed its technologies and brands in exchange for a royalty, which is based on certain milestones achieved by Sympatico-Lycos. Separately, Bell ActiMedia and Lycos signed a $40 million three-year distribution agreement under which Bell ActiMedia products and services will be promoted to users who access the Lycos Network from Canada. For the year ending July 31, 2000, Lycos' share of the net loss was not material.

Lycos Ventures Limited Partnership

     In July 1999, the Company formed a venture capital fund to make strategic early-stage investments in companies that are involved with electronic commerce, online media or the development of Internet technology, content or services. The Company, as a limited partner, is committed to providing $10 million to Lycos Ventures, L.P. (the "Fund"). The other limited partners, which include Bear Stearns, Mellon Ventures, Inc., Mirae Corporation, Sumitomo Corporation, Vulcan Ventures, and others, will provide approximately $60 million to the Fund. The general partner of the fund is Lycos Triangle Partners, LLC, a Delaware limited liability company formed by Lycos and Triangle Capital Corporation. As of July 31, 2000 the Company has provided $2.9 million of its $10 million commitment to the Fund.

                                  LYCOS, INC.

3.  PROPERTY AND EQUIPMENT

     Property and equipment, at cost, consisted of the following (in thousands):

                                                                   JULY 31,
                                                              ------------------
                                                               2000       1999
                                                              -------    -------
Computers, equipment & purchased software...................  $17,032    $15,734
Furniture and fixtures......................................    2,017      1,637
Leasehold improvements......................................    2,739      2,986
                                                              -------    -------
                                                               21,788     20,357
Less accumulated depreciation...............................  (11,099)   (12,631)
                                                              -------    -------
                                                              $10,689    $ 7,726
                                                              =======    =======

4.  ACQUISITIONS

Tripod, Inc.

     On February 11, 1998, the Company entered into an Agreement and Plan of Merger (the "Agreement") by and among the Company, Pod Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("PAC"), Tripod, Inc., a Delaware corporation ("Tripod"), William Peabody and Richard Sabot, providing for the merger of PAC with and into Tripod (the "Merger"). On February 12, 1998, the Company completed the closing of the Merger and Tripod became a wholly-owned subsidiary of the Company. In accordance with the terms of the Agreement, Richard Sabot was elected, effective May 1, 1998, to the Company's Board of Directors for a term expiring at the first Annual Meeting of the Company's stockholders held after the Company's fiscal year ending July 31, 2000.

     The acquisition was accounted for as a purchase. The purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values. Results of operations for Tripod have been included with those of the Company for periods subsequent to the date of acquisition.

     In the Merger, all outstanding shares of common stock and preferred stock of Tripod and options and warrants to purchase common stock and preferred stock of Tripod were converted into 6,241,652 shares and options and warrants to purchase common stock of the Company. All outstanding options to purchase common stock of Tripod have been assumed by the Company and converted into options to purchase common stock of the Company, and all outstanding warrants to purchase preferred stock of Tripod have been assumed by the Company and converted into warrants to purchase common stock of the Company.

     The purchase price of Tripod was allocated as follows (in thousands):

In process research and development.........................  $ 7,200
Developed technology, goodwill and other intangible
  assets....................................................   52,220
Other assets, principally cash and equipment................    3,634
Liabilities assumed.........................................   (1,604)
                                                              -------
                                                              $61,450
                                                              =======

     Accumulated amortization on intangible assets was $25.7 million and $15.2 million at July 31, 2000 and 1999, respectively.

                                  LYCOS, INC.

WiseWire Corporation

     On April 30, 1998, the Company entered into an Agreement and Plan of Merger (the "Agreement") by and among the Company, Wise Acquisition Corp., a Pennsylvania corporation and a wholly-owned subsidiary of the Company ("WAC"), and WiseWire Corporation, a Pennsylvania corporation ("WiseWire"), pursuant to which WAC was merged with and into WiseWire (the "Merger"). As a result of the Merger, WiseWire became a wholly-owned subsidiary of the Company.

     The acquisition was accounted for as a purchase. The purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values. Results of operations for WiseWire are included with those of the Company for periods subsequent to the date of acquisition.

     In the Merger, all outstanding shares of common stock and preferred stock of WiseWire and options to purchase common stock of WiseWire were converted into 3,297,020 shares and options to purchase common stock of the Company. All outstanding options to purchase common stock of WiseWire have been assumed by the Company.

     The purchase price of WiseWire was allocated as follows (in thousands):

In process research and development.........................  $ 9,080
Developed technology, goodwill and other intangible
  assets....................................................   30,108
Other assets, principally cash and equipment................    1,085
Liabilities assumed.........................................     (857)
                                                              -------
                                                              $39,416
                                                              =======

     Accumulated amortization on intangible assets was $13.5 million and $7.5 million at July 31, 2000 and 1999, respectively.

GuestWorld, Inc.

     On June 16, 1998, the Company entered into an Agreement and Plan of Merger (the "Agreement") by and among the Company, VW Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("VW"), GuestWorld, Inc., a California corporation ("GuestWorld"), and all of the stockholders of GuestWorld, acquired all of the outstanding capital stock of GuestWorld through the merger of VW with and into GuestWorld (the "Merger"). As a result of the Merger, GuestWorld became a wholly-owned subsidiary of the Company.

     In the Merger, all outstanding shares of common stock of GuestWorld were converted into an aggregate of 252,368 shares of common stock of the Company. The acquisition was accounted for as a purchase. Results of operations for GuestWorld are included with those of the Company for periods subsequent to the date of acquisition.

     The purchase price of GuestWorld was allocated as follows (in thousands):

In process research and development.........................    $1,000
Goodwill and other intangible assets........................     2,831
Property and equipment......................................        50
Liabilities assumed.........................................      (300)
                                                                ------
                                                                $3,581
                                                                ======

                                  LYCOS, INC.

     Accumulated amortization on intangible assets was $1.2 million and $637,000 at July 31, 2000 and 1999.

Acquisition of WhoWhere? Inc.

     On August 7, 1998, the Company entered into an Agreement and Plan of Merger (the "Agreement") by and among the Company, What Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("WWAC"), WhoWhere?, Inc., a California corporation ("WhoWhere?"), and certain shareholders of WhoWhere? providing for the merger of WWAC with and into WhoWhere? (the "Merger"). On August 13, 1998, the Company completed the closing of the Merger and WhoWhere? became a wholly-owned subsidiary of the Company.

     The acquisition was accounted for as a purchase. The purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values. Results of operations for WhoWhere? have been included with those of the Company for periods subsequent to the date of acquisition.

     In the Merger, all outstanding shares of common stock and preferred stock of WhoWhere? were converted into an aggregate of 8,285,714 shares of common stock of the Company, and all outstanding options and warrants to purchase common stock or preferred stock of WhoWhere? were assumed by the Company and became options or warrants, as the case may be, to purchase an aggregate of 2,670,488 shares of Lycos common stock.

     The purchase price of WhoWhere? was allocated as follows (in thousands):

Goodwill and other intangible assets........................    $161,322
Other assets, principally cash and equipment................       8,118
Liabilities assumed.........................................     (10,381)
                                                                --------
                                                                $159,059
                                                                ========

     Accumulated amortization on intangible assets was $63.3 million and $30.9 million at July 31, 2000 and 1999.

Acquisition of Wired Ventures, Inc.

     On October 5, 1998, the Company entered into an Agreement and Plan of Merger (the "Agreement") by and among the Company and Wired Ventures, Inc., a California corporation ("Wired"). On June 30, 1999, the Company completed the closing of the Merger and Wired became a wholly-owned subsidiary of the Company.

     The acquisition was accounted for as a purchase. The purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values. Results of operations for Wired have been included with those of the Company for periods subsequent to the date of acquisition.

     In the Merger, all outstanding shares of common stock and preferred stock of Wired were converted into an aggregate of 6,192,848 shares of common stock of the Company. All outstanding options to purchase common stock of Wired have been assumed by the Company and converted into options to purchase common stock of the Company.

                                  LYCOS, INC.

     The purchase price of Wired was allocated as follows (in thousands):

Goodwill and other intangible assets........................    $268,000
Other assets, principally cash and equipment................      38,915
Liabilities assumed.........................................     (16,017)
                                                                --------
                                                                $290,898
                                                                ========

     Accumulated amortization on intangible assets was $58.1 million and $4.5 million at July 31, 2000 and 1999.

Acquisition of Internet Music Distribution, Inc.

     On July 17, 1999, the Company entered into an Agreement and Plan of Merger (the "Agreement") by and among the Company and Internet Music Distribution, Inc., a California corporation ("IMDI"). On July 27, 1999 the Company completed the closing of the Merger and IMDI became a wholly-owned subsidiary of the Company.

     The acquisition was accounted for as a purchase. The purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values. Results of operations for IMDI have been included with those of the Company for periods subsequent to the date of acquisition.

     All outstanding shares of common stock of IMDI were converted into an aggregate of 1,106,094 shares of common stock of the Company. Terms of the merger also provide for future purchase payments, not to exceed $15,000,000, contingent upon unique user downloads of the Sonique Player. No payments have been made as of July 31, 2000.

     The purchase price of IMDI was allocated as follows (in thousands):

Goodwill and other intangible assets........................    $50,000
Other assets, principally cash and equipment................         78
Liabilities assumed.........................................     (1,090)
                                                                -------
                                                                $48,988
                                                                =======

     Accumulated amortization on intangible assets was $10 million at July 31, 2000 and insignificant at July 31, 1999.

Pooling-of-Interests Merger with Gamesville, Inc.

     On December 3, 1999 Lycos issued 3,605,044 shares of its common stock in exchange for all of the outstanding shares of Gamesville, Inc. This business combination has been accounted for as a

                                  LYCOS, INC.

pooling-of-interests combination. The results of operations for the separate companies and the combined amounts presented in the consolidated financial statements are as follows (in thousands):

                                                            YEAR ENDED JULY 31,
                                                       ------------------------------
                                                         2000       1999       1998
                                                       --------   --------   --------
Net Revenues:
  Lycos..............................................  $289,869   $135,521   $ 56,060
  Gamesville.........................................     3,081      3,019      1,086
  Eliminations.......................................    (2,000)        --         --
                                                       --------   --------   --------
                                                       $290,950   $138,540   $ 57,146
                                                       ========   ========   ========
Net Income (Loss):
  Lycos..............................................  $ 24,243   $(52,044)  $(28,440)
                                                       ========
  Gamesville.........................................    (3,238)       (38)       126
                                                       --------   --------   --------
                                                       $ 21,005   $(52,082)  $(28,314)
                                                       ========   ========   ========

Acquisition of Quote.com, Inc.

     On September 2, 1999, the Company entered into an Agreement and Plan of Merger (the "Merger") with Quote.com, Inc., a California corporation ("Quote") in a stock-for-stock transaction. On December 6, 1999 the Company completed the closing of the Merger and Quote became a wholly-owned subsidiary of the Company. As a result, all outstanding shares of common stock and preferred stock of Quote were converted into an aggregate 1,346,630 shares of common stock of the Company. Additionally, the Company converted all outstanding Quote stock options and warrants into approximately 239,000 Lycos options and warrants.

     The acquisition of Quote was accounted for as a purchase. The purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values. Results of operations for Quote are included with those of the Company for periods subsequent to the date of acquisition.

     The purchase price was allocated as follows (in thousands):

Developed technology, goodwill and other intangible
  assets....................................................  $ 77,000
Other assets, principally cash..............................     6,269
Liabilities assumed.........................................   (14,166)
                                                              --------
                                                              $ 69,103
                                                              ========

     Accumulated amortization on intangible assets was $12.8 million at July 31, 2000.

Acquisition of Valent Software Corporation, Inc.

     In December 1998, the Company entered into an agreement with Valent Software Corporation ("Valent") pursuant to which the Company invested $2 million of cash in Valent. Valent provides the infrastructure and tools to link online clubs. In exchange for the $2 million, the Company received 191,667 shares of Valent Series C preferred stock representing approximately a 16.7% interest in Valent and an option to acquire all of the remaining outstanding capital stock of Valent.

     In January 2000, the Company exercised its option to acquire all of the remaining outstanding capital stock of Valent. On February 2, 2000 the Company completed the closing of the merger and

                                  LYCOS, INC.

Valent became a wholly-owned subsidiary of the Company. As a result, all outstanding shares of common stock and preferred stock of Valent were converted into an aggregate 564,045 shares of common stock of the Company. Additionally, the Company converted all outstanding Valent stock options and warrants into 40,129 Lycos options and warrants.

     The acquisition of Valent was accounted for as a purchase. The purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values. Results of operations for Valent are included with those of the Company for periods subsequent to the date of acquisition.

     The purchase price was allocated as follows (in thousands):

Developed technology, goodwill and other intangible
  assets....................................................  $49,700
Other assets................................................       16
Liabilities assumed.........................................     (150)
                                                              -------
                                                              $49,566
                                                              =======

     Accumulated amortization on intangible assets was $8.3 million at July 31, 2000.

Acquisition of Metrosplash, Inc.

     On June 20, 2000, the Company entered into an agreement to acquire Metrosplash, Inc. ("Metrosplash"), owner of Matchmaker.com, a leading personal classifieds site. On July 31, 2000 the Company completed the acquisition and Metrosplash became a wholly-owned subsidiary of the Company. As a result, all outstanding shares of common stock and preferred stock of Metrosplash were purchased by the Company in cash plus the assumption of debt for approximately $45 million. Additionally, the Company converted certain outstanding Metrosplash stock options into approximately 29,401 Lycos options.

     The acquisition of Metrosplash was accounted for as a purchase. The purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values. Results of operations for Metrosplash are included with those of the Company for periods subsequent to the date of acquisition.

     The purchase price was allocated as follows (in thousands):

Developed technology, goodwill and other intangible
  assets....................................................  $ 46,500
Other assets................................................       778
Liabilities assumed.........................................   (14,012)
                                                              --------
                                                              $ 33,266
                                                              ========

     Accumulated amortization on intangible assets was not significant at July 31, 2000.

In-Process Research and Development

     In connection with the acquisitions of Tripod, WiseWire and GuestWorld, the Company recorded an in process research and development charge of $17.3 million representing purchased in-process research and development that has not yet reached technological feasibility and has no alternative future use. The Company's management made certain assessments with respect to the determination of all identifiable assets resulting from, or to be used in, research and development activities as of the respective acquisition dates. Each of these activities was evaluated as of the respective acquisition dates so as to determine their stage of development and related fair value.

                                  LYCOS, INC.

The Company's review, as of the acquisition date, indicated that the in-process research and development had not reached a state of technological feasibility and evidenced no alternative future use. In the case of in-process projects, the Company made estimates to quantify the cost-to-complete for each project, identifying the project date of introduction, the estimated life of the project, the project's "fit" within the Company's own in-process research projects, the revenues to be generated in each future period and the corresponding operating expenses and other charges to apply to this revenue stream. In order to determine the value of the earnings stream attributable to the in-process research and development, the excess earnings from the projects were calculated by deducting the earnings stream attributable to all other assets including working capital and tangible assets. Based upon these assumptions, after-tax cash flows attributable to the in-process project(s) were determined, appropriately discounted back to its respective net present value, taking into account the uncertainty surrounding the successful development of the purchased in-process technology.

     In the Tripod and WiseWire acquisitions, the in-process research and development projects were valued using an Income Approach, which included the application of a discounted future earnings (excess earnings) methodology. In both methodologies, the value of the in-process technology is comprised of the total present value of the future earnings stream attributable to the technology throughout its anticipated life. As a basis for the valuation process, the Company made estimates of the revenue stream to be generated in each future period and the corresponding operating expenses and other charges to apply to this revenue stream. In order to determine the value of the earnings stream that was specifically attributable to the in-process technology, the excess earnings of the projects were calculated by deducting the earnings streams attributable to all other assets, including working capital and tangible assets. Based upon these assumptions, the future after-tax income streams relating to the in-process technologies were discounted to present value using a risk adjusted discount rate that reflected the uncertainty involved in successfully completing and commercializing the in-process technologies.

     The significant assumptions used as a basis for the in-process research and development valuations include: future revenues and expenses forecasted for each project; future working capital needs; estimated costs to complete; date of project completion and product launch; and the probability and risk of project completion as reflected in the discount rate selected to compute net present values.

     The period in which material net cash inflows from significant projects was expected to commence was within three to six months or less after the respective acquisition dates of Tripod and WiseWire. In the case of the Tripod acquisition, the projects required an additional four months beyond the initial time estimate to complete the in-process technology. In the case of the WiseWire acquisition, the in-process technology was completed in December 1998.

     In the case of Tripod, management does believe that other intangible assets had been created at the acquisition date. As a result, in addition to valuing in-process research and development, management has also allocated a proportion of the purchase price, based on their respective fair values, to existing technology employed in the creation and management of pods as well as to other intangible assets associated with the existing community members.

     WhoWhere? offers an array of products that allow users to locate home addresses, e-mail addresses and phone numbers. In addition, through its MailCity product, WhoWhere? also offers its users free, personalized, web-based e-mail. Identifiable assets at the acquisition date consisted primarily of developed technology, and projects under development at that time were determined to be enhancements or refinements to existing developed technologies. As a result, management

                                  LYCOS, INC.

determined that there was no technology which would qualify for in-process research and development.

     Wired offers search capabilities through HotBot, a popular search and navigation site. Wired licenses the HotBot principal technology and subsequent enhancements from a third party. Other Wired properties, which include Wired News, HotWired and Suck.com provide online content. Wired either produces, licenses or purchases this content. Based upon the nature of Wired businesses, management determined the Company does not possess any significant technology assets nor was there any technology which would qualify for in-process research and development.

     Management assessed the fair market value in continued use of Internet Music Distributors, Inc., Quote, Valent and Metrosplash assets to serve as a basis for allocation of purchase price. It was determined that intangible assets consisted of developed technology and trade names. Each identifiable asset was analyzed and valued based upon an Income Approach. In performing its assessment, management determined there was no in-process research and development.

Pro Forma Financial Information

     The following unaudited pro forma financial information presents the combined results of operations of Lycos, Wired, IMDI, Quote, Valent and Metrosplash as if the acquisitions had occurred as of the beginning of fiscal 2000 and 1999, after giving effect to certain adjustments, including amortization of goodwill and other intangible assets. The pro forma financial information does not necessarily reflect the results of operations that would have occurred had Lycos, Wired, IMDI, Quote, Valent and Metrosplash constituted a single entity during such period.

                                                          PRO FORMA YEAR ENDED JULY 31,
                                                          -----------------------------
                                                             2000              1999
                                                          ----------        -----------
                                                          (UNAUDITED AND IN THOUSANDS)
Revenues................................................   $305,130          $ 181,474
Net loss................................................   $(38,908)         $(197,518)
Basic and diluted net income (loss) per share...........   $  (0.37)         $   (2.17)

5. ACCRUED EXPENSES

     Accrued expenses consist of the following:

                                                              JULY 31,    JULY 31,
                                                                2000        1999
                                                              --------    --------
Compensation and benefits...................................  $12,931     $ 7,430
Content and webhosting fees.................................   12,143         915
Professional fees...........................................   10,686       5,199
Royalties...................................................    6,999       2,047
Advertising.................................................    5,390       1,644
Other.......................................................    9,342       5,402
                                                              -------     -------
                                                              $57,491     $22,637
                                                              =======     =======

                                  LYCOS, INC.

6. COMMITMENTS AND CONTINGENCIES

     The Company leases its facilities and certain other equipment under operating lease agreements expiring through 2006. Future noncancelable minimum payments as of July 31, 2000 under these leases for each fiscal year end are as follows:

2001........................................................  $21,258
2002........................................................   18,539
2003........................................................    6,089
2004........................................................    2,099
2005 and thereafter.........................................    2,202
                                                              -------
                                                              $50,187
                                                              =======

     Rent expense under non-cancelable operating leases was $23.4 million, $12.1 million, and $5.1 million for the years ended July 31, 2000, 1999 and 1998, respectively.

7. STOCKHOLDERS' EQUITY

Stock Splits

     In July 1998, the Company's Board of Directors approved a two-for-one common stock split. On August 25, 1998, shareholders received one additional share for every share held on August 14, 1998 (the record date). In May 1999, the Company's Board of Directors approved a two-for-one common stock split. On July 26, 1999, shareholders received one additional share for every share held on July 16, 1999 (the record date). All share and per share numbers in these supplemental consolidated financial statements and notes thereto have been adjusted for all periods presented to reflect the two-for-one common stock splits.

Secondary Offerings

     On June 4, 1998, the Company completed a secondary offering of its common stock in which 9,000,000 of the Company's shares were sold under a registration statement filed with the Securities and Exchange Commission ("SEC"). Of the 9,000,000 shares sold, 8,000,000 shares were sold by the Company and 1,000,000 were sold by CMGI. The Company did not receive any proceeds from the sale of shares by CMGI. Proceeds to the Company were approximately $95 million, before deduction of expenses payable by the Company of $350,000. The Underwriters exercised an option to purchase 1,350,000 additional shares of common stock, resulting in additional proceeds to the Company of approximately $16 million.

     On January 25, 2000, the Company completed a secondary offering of its common stock in which 6,000,000 shares of the Company's common stock were sold under a registration statement filed with the SEC. Proceeds to the Company were $443.5 million, net of offering costs. In February 2000, the Underwriters exercised an option to purchase 163,000 additional shares of common stock, resulting in additional proceeds to the Company of $12 million.

1995 Stock Option Plan

     During 1995, the Company adopted the 1995 Stock Option Plan (the "1995 Plan") under which nonqualified stock options to purchase common stock may be granted to officers and other key employees. Under the Plan, options to purchase 4,000,000 shares of common stock may be granted at an exercise price determined by the Board of Directors. Options granted under the 1995 Plan vest

                                  LYCOS, INC.

over a five year period from date of grant, except that the vesting of certain options are subject to acceleration upon the occurrence of certain events. Options under the 1995 Plan expire six years from date of grant. The total weighted average contractual life of options outstanding at July 31, 2000 was
1.5 years.

     A summary of option activity under the 1995 Plan is as follows:

                                                                            WEIGHTED-
                                                                             AVERAGE
                                                              NUMBER OF     EXERCISE
                                                               OPTIONS        PRICE
                                                              ----------    ---------
Outstanding at July 31, 1997................................   3,639,216      $1.37
  Granted...................................................          --         --
  Exercised.................................................  (1,260,368)      0.17
  Terminated................................................    (424,160)      0.63
                                                              ----------
Outstanding at July 31, 1998................................   1,954,688       1.56
                                                              ----------
  Granted...................................................          --         --
  Exercised.................................................    (274,880)      0.67
  Terminated................................................      (7,200)      0.58
                                                              ----------
Outstanding at July 31, 1999................................   1,672,608       1.71
                                                              ----------
  Granted...................................................          --         --
  Exercised.................................................    (248,984)      0.54
  Terminated................................................    (140,640)      2.36
                                                              ----------
Outstanding at July 31, 2000................................   1,282,984      $1.86
                                                              ==========
Exercisable at July 31, 2000................................   1,122,040      $1.94
                                                              ==========

     The following table summarizes information about the Company's stock options outstanding under the 1995 Plan at July 31, 2000.

                                      OPTIONS OUTSTANDING                 OPTIONS EXERCISABLE
                           -----------------------------------------   --------------------------
                                             WEIGHTED-
                                              AVERAGE      WEIGHTED-                    WEIGHTED-
                               NUMBER        REMAINING      AVERAGE        NUMBER        AVERAGE
 1995 STOCK OPTION PLAN    OUTSTANDING AT   CONTRACTUAL    EXERCISE    EXERCISABLE AT   EXERCISE
RANGE OF EXERCISE PRICES   JULY 31, 2000    LIFE (YEARS)     PRICE     JULY 31, 2000      PRICE
-------------------------  --------------   ------------   ---------   --------------   ---------
      $0.01 - $0.58            324,288          1.2          $0.01         227,344        $0.01
      $2.40 - $2.40            873,696          1.5          $2.40         865,696        $2.40
      $2.84 - $3.97             85,000          2.7          $3.41          29,000        $3.42
                             ---------                                   ---------
                             1,282,984                                   1,122,040
                             =========                                   =========

     Pursuant to the License Agreement, CMG@Ventures has agreed to sell to the Company a number of shares of common stock equal to the shares issuable upon exercise of options granted under the 1995 Plan prior to the initial public offering at a price equal to the exercise price of the options as such options are exercised.

1996 Stock Option Plan

     On February 2, 1996, the 1996 Stock Option Plan (the "1996 Plan") was adopted by the Board of Directors. Pursuant to the 1996 Plan, 4,000,000 shares of common stock may be issued upon exercise of options. On June 27, 1997, the Company's Board of Directors voted to authorize an

                                  LYCOS, INC.

additional 8,800,000 shares for grant under the 1996 Plan. On September 9, 1998 the Company's Board of Directors voted to authorize an additional 12,000,000 shares for grant under the 1996 Plan. Additionally, the Board of Directors approved an amendment to the 1996 Plan, which provides that the shares authorized under the 1996 Plan will increase annually, beginning on August 1, 1999, in an amount equal to 5% of the Company's issued and outstanding shares as of each fiscal year end.

     Under the 1996 Plan, incentive stock options may be granted to employees and officers of the Company and non-qualified stock options may be granted to consultants, employees and officers of the Company. The exercise price of such incentive stock options cannot be less than the fair market value of the common stock on the date of grant, or less than 110% of fair market value in the case of employees or officers holding 10% or more of the voting stock of the Company. The Compensation Committee of the Board of Directors has the authority to select optionees and to determine the terms of the options granted. Options granted under the 1996 Plan on June 30, 1999 or prior generally vest over a five year period from date of grant. Options granted under the 1996 Plan on July 1, 1999 or later generally vest over a four year period from date of grant. Options under the 1996 Plan expire ten years from the date of grant and certain options are subject to acceleration of vesting upon the occurrence of certain events. The total weighted average contractual life of options outstanding at July 31, 2000, was 8.5 years.

     A summary of option activity under the 1996 Plan is as follows:

                                                                            WEIGHTED-
                                                                             AVERAGE
                                                              NUMBER OF     EXERCISE
                                                               OPTIONS        PRICE
                                                              ----------    ---------
Outstanding at July 31, 1997................................   4,754,088     $ 2.97
  Granted...................................................   6,895,800      11.30
  Exercised.................................................    (709,192)      2.90
  Terminated................................................    (716,400)      4.07
                                                              ----------
Outstanding at July 31, 1998................................  10,224,296       7.68
                                                              ----------
  Granted...................................................  13,429,588      38.51
  Exercised.................................................  (1,491,960)      6.89
  Terminated................................................  (1,071,300)     13.70
                                                              ----------
Outstanding at July 31, 1999................................  21,090,624      27.06
                                                              ----------
  Granted...................................................   9,836,300      43.29
  Exercised.................................................  (2,513,663)     17.16
  Terminated................................................  (6,004,871)     25.93
                                                              ----------
Outstanding at July 31, 2000................................  22,408,390     $34.80
                                                              ==========
Exercisable at July 31, 2000................................   3,184,762     $33.06
                                                              ==========

                                  LYCOS, INC.

     The following table summarizes information about the Company's stock options outstanding under the 1996 Plan at July 31, 2000.

                                      OPTIONS OUTSTANDING                 OPTIONS EXERCISABLE
                           -----------------------------------------   --------------------------
                                             WEIGHTED-
                                              AVERAGE      WEIGHTED-                    WEIGHTED-
                               NUMBER        REMAINING      AVERAGE        NUMBER        AVERAGE
 1996 STOCK OPTION PLAN    OUTSTANDING AT   CONTRACTUAL    EXERCISE    EXERCISABLE AT   EXERCISE
RANGE OF EXERCISE PRICES   JULY 31, 2000    LIFE (YEARS)     PRICE     JULY 31, 2000      PRICE
------------------------   --------------   ------------   ---------   --------------   ---------
    $ 0.01 - $ 3.94           1,058,658         6.4         $ 2.62         328,382       $ 2.53
    $ 3.95 - $ 5.38           1,189,607         6.9         $ 4.38         338,207       $ 4.38
    $ 5.39 - $12.50           1,517,234         7.5         $ 9.76         237,300       $ 9.92
    $12.51 - $25.00           3,487,536         7.8         $14.34         528,955       $14.51
    $25.01 - $35.00           4,720,890         8.9         $32.38         116,640       $28.05
    $35.01 - $45.00           2,736,626         9.4         $39.06         154,931       $42.28
    $45.01 - $55.00           3,175,163         8.8         $48.02         738,740       $46.94
    $55.01 - $65.00           1,585,176         9.5         $61.74          28,875       $63.62
    $65.01 - $75.00           2,814,500         8.8         $66.28         712,732       $65.38
    $75.01 - $85.38             123,000         9.4         $83.28              --           --
                             ----------                                  ---------
                             22,408,390                                  3,184,762
                             ==========                                  =========

     In September 1996, the Company canceled 338,928 options previously granted to employees under the 1995 Plan and 1996 Plan at various exercise prices and granted an equivalent number of additional options to those same employees pursuant to the 1996 Plan at an exercise price of $2.40 per share. No compensation expense was recognized by the Company as the exercise price of these options on the date of grant was at or above fair market value.

1995 Tripod Stock Option Plan

     In connection with the acquisition of Tripod, the Company assumed the 1995 Stock Option Plan under which incentive stock options and nonqualified stock options to purchase common stock may be granted to officers, key employees and advisors. Under the Plan, options to purchase 735,852 shares of common stock were reserved for grants. Options under the 1995 Tripod Stock Option Plan vest over a four year period from date of grant. Options under the 1995 Tripod Stock Option Plan expire ten years from the date of grant. The total weighted-average contractual life of options outstanding at July 31, 2000 was approximately 7.6 years.

     A summary of option activity under the 1995 Tripod Stock Option Plan is as follows:

                                                                           WEIGHTED-
                                                                            AVERAGE
                                                              NUMBER OF    EXERCISE
                                                               OPTIONS       PRICE
                                                              ---------    ---------
Outstanding at February 12, 1998............................   735,852       $0.33
  Granted...................................................        --          --
  Exercised.................................................  (268,984)       0.32
  Terminated................................................   (49,640)       0.41
                                                              --------
Outstanding at July 31, 1998................................   417,228        0.32
                                                              --------
  Granted...................................................        --          --
  Exercised.................................................  (220,766)       0.31
  Terminated................................................   (76,264)       0.37
                                                              --------

                                  LYCOS, INC.

                                                                           WEIGHTED-
                                                                            AVERAGE
                                                              NUMBER OF    EXERCISE
                                                               OPTIONS       PRICE
                                                              ---------    ---------
Outstanding at July 31, 1999................................   120,198        0.31
                                                              --------
  Granted...................................................        --          --
  Exercised.................................................   (52,222)       0.31
  Terminated................................................   (20,167)       0.31
Outstanding at July 31, 2000................................    47,809       $0.31
                                                              ========
Exercisable at July 31, 2000................................    19,699       $0.31
                                                              --------

     The following table summarizes information about stock options outstanding under the 1995 Tripod Stock Option Plan at July 31, 2000:

                                           OPTIONS OUTSTANDING                 OPTIONS EXERCISABLE
                                -----------------------------------------   --------------------------
                                                  WEIGHTED-
                                                   AVERAGE      WEIGHTED-                    WEIGHTED-
                                    NUMBER        REMAINING      AVERAGE        NUMBER        AVERAGE
  TRIPOD 1995 STOCK OPTION      OUTSTANDING AT   CONTRACTUAL    EXERCISE    EXERCISABLE AT   EXERCISE
PLAN RANGE OF EXERCISE PRICES   JULY 31, 2000    LIFE (YEARS)     PRICE     JULY 31, 2000      PRICE
-----------------------------   --------------   ------------   ---------   --------------   ---------
        $0.25 - $0.38               47,446           7.7          $0.31         19,699         $0.31
        $0.39 - $1.00                  363           0.3          $0.77             --            --
                                    ------                                      ------
                                    47,809                                      19,699
                                    ======                                      ======

1995 and 1996 WiseWire Stock Option Plans

     In connection with the acquisition of WiseWire, the Company assumed the 1995 and 1996 Stock Option Plan under which incentive stock options and nonqualified stock options to purchase common stock may be granted to officers, key employees and advisors. Under these plans, the Company may grant either incentive stock options or non-qualified stock options. The employee plan was adopted in 1995 and is restricted to Company employees. These options generally have a term of ten years from the date of grant with 20% vesting after a brief probationary period and the remainder vesting over a four-year period. The non-employee plan was adopted in 1996 and is intended primarily for directors or other non-employees. Options granted under the non-employee plan typically vest immediately. The total weighted average contractual life of options outstanding under the 1995 and 1996 WiseWire Stock Option Plans at July 31, 2000 was approximately 5.9 and 6.8 years, respectively.

     A summary of option activity under the 1995 WiseWire Stock Option Plan is as follows:

                                                                           WEIGHTED-
                                                                            AVERAGE
                                                              NUMBER OF    EXERCISE
                                                               OPTIONS       PRICE
                                                              ---------    ---------
Outstanding at April 30, 1998...............................   420,548       $1.34
  Granted...................................................        --          --
  Exercised.................................................  (126,048)       1.01
  Terminated................................................   (54,192)       3.19
                                                              --------

                                  LYCOS, INC.

                                                                           WEIGHTED-
                                                                            AVERAGE
                                                              NUMBER OF    EXERCISE
                                                               OPTIONS       PRICE
                                                              ---------    ---------
Outstanding at July 31, 1998................................   240,308        1.35
                                                              --------
  Granted...................................................        --          --
  Exercised.................................................  (139,016)       0.98
  Terminated................................................   (33,678)       1.92
                                                              --------
Outstanding at July 31, 1999................................    67,614        1.82
                                                              --------
  Granted...................................................        --          --
  Exercised.................................................   (16,154)       1.79
  Terminated................................................   (25,762)       2.01
                                                              --------
Outstanding at July 31, 2000................................    25,698       $1.64
                                                              --------
Exercisable at July 31, 2000................................    14,376       $1.68
                                                              ========

     The following table summarizes information about stock options outstanding under the 1995 WiseWire Stock Option Plan at July 31, 2000:

                                          OPTIONS OUTSTANDING                  OPTIONS EXERCISABLE
                               -----------------------------------------   ----------------------------
                                                 WEIGHTED-
                                                  AVERAGE      WEIGHTED-                      WEIGHTED-
                                   NUMBER        REMAINING      AVERAGE         NUMBER         AVERAGE
 WISEWIRE 1995 STOCK OPTION    OUTSTANDING AT   CONTRACTUAL    EXERCISE      EXERCISABLE      EXERCISE
PLAN RANGE OF EXERCISE PRICES  JULY 31, 2000    LIFE (YEARS)     PRICE     AT JULY 31, 2000     PRICE
-----------------------------  --------------   ------------   ---------   ----------------   ---------
       $0.50 - $ 1.00              18,706           5.8          $0.67          12,320          $0.67
       $2.50 - $26.88               6,992           5.9          $4.25           2,056          $7.78
                                   ------                                       ------
                                   25,698                                       14,376
                                   ======                                       ======

     A summary of option activity under the 1996 WiseWire Stock Option Plan is as follows:

                                                                           WEIGHTED-
                                                                            AVERAGE
                                                              NUMBER OF    EXERCISE
                                                               OPTIONS       PRICE
                                                              ---------    ---------
Outstanding at April 30, 1998...............................    42,068       $6.60
  Granted...................................................        --          --
  Exercised.................................................        --          --
  Terminated................................................   (26,932)       6.55
                                                               -------
Outstanding at July 31, 1998................................    15,136        6.68
                                                               -------
  Granted...................................................        --          --
  Exercised.................................................    (4,964)       6.68
  Terminated................................................        --          --
                                                               -------
Outstanding at July 31, 1999................................    10,172        6.68
                                                               -------
  Granted...................................................        --          --
  Exercised.................................................   (10,000)       6.68
  Terminated................................................        --          --
                                                               -------
Outstanding at July 31, 2000................................       172       $6.68
                                                               =======
Exercisable at July 31, 2000................................       172       $6.68
                                                               =======

                                  LYCOS, INC.

     At July 31, 2000, the stock options outstanding under the 1996 WiseWire Stock Option Plan have an exercise price of $6.68 and a weighted average contractual life of 6.8 years.

1995 WhoWhere? Stock Option Plan

     In connection with the acquisition of WhoWhere?, the Company assumed the 1995 Stock Option Plan under which incentive stock options and nonqualified stock options to purchase common stock may be granted to officers, key employees and advisors. Under this plan, the Company may grant either incentive stock options or non-qualified stock options. These options vest over a four year period from date of grant. These options generally have a term of ten years from the date of grant. Upon consummation of the acquisition of WhoWhere? by the Company, vesting of all outstanding options accelerated by six months. The total weighted average contractual life of options outstanding under the 1995 WhoWhere? Stock Option Plan at July 31, 2000 was approximately 7.5 years.

     A summary of option activity under the 1995 WhoWhere? Stock Option Plan is as follows:

                                                                           WEIGHTED-
                                                                            AVERAGE
                                                              NUMBER OF    EXERCISE
                                                               OPTIONS       PRICE
                                                              ---------    ---------
Outstanding at August 13, 1998..............................  1,922,784      $4.01
  Granted...................................................         --         --
  Exercised.................................................   (869,126)      2.95
  Terminated................................................   (439,764)      3.40
                                                              ---------
Outstanding at July 31, 1999................................    613,894       5.94
                                                              ---------
  Granted...................................................         --         --
  Exercised.................................................   (244,000)      5.12
  Terminated................................................   (146,796)      5.41
Outstanding at July 31, 2000................................    223,098      $7.20
                                                              =========
Exercisable at July 31, 2000................................    122,696      $7.62
                                                              =========

     The following table summarizes information about stock options outstanding under the 1995 WhoWhere? Stock Option Plan at July 31, 2000:

                                          OPTIONS OUTSTANDING                  OPTIONS EXERCISABLE
                               -----------------------------------------   ----------------------------
                                                 WEIGHTED-
                                                  AVERAGE      WEIGHTED-                      WEIGHTED-
                                   NUMBER        REMAINING      AVERAGE         NUMBER         AVERAGE
 WHOWHERE 1995 STOCK OPTION    OUTSTANDING AT   CONTRACTUAL    EXERCISE      EXERCISABLE      EXERCISE
PLAN RANGE OF EXERCISE PRICES  JULY 31, 2000    LIFE (YEARS)     PRICE     AT JULY 31, 2000     PRICE
-----------------------------  --------------   ------------   ---------   ----------------   ---------
       $0.01 - $ 0.50              12,002           6.6         $ 0.46          10,332         $ 0.46
       $0.51 - $ 6.55              72,164           7.5         $ 2.56          26,532         $ 2.37
       $6.56 - $13.10             138,932           7.5         $10.19          85,832         $10.11
                                  -------                                      -------
                                  223,098                                      122,696
                                  =======                                      =======

Gamesville 1999 and 1997 Stock Option Plans

     In connection with the acquisition of Gamesville, the Company assumed the 1999 and 1997 Stock Option Plans under which incentive stock options and nonqualified stock options to purchase common stock may be granted to officers, employees, directors, consultants and advisors. Options under the Stock Option Plans vest over periods of one to four years from date of grant and expire

                                  LYCOS, INC.

ten years from the date of grant. The weighted-average exercise price for these shares was $4.36 at July 31, 2000. The total weighted-average contractual life of options outstanding at July 31, 2000 was approximately 8.9 years.

     A summary of option activity under the Gamesville Stock Option Plans is as follows:

                                                                           WEIGHTED-
                                                                            AVERAGE
                                                              NUMBER OF    EXERCISE
                                                               OPTIONS       PRICE
                                                              ---------    ---------
Outstanding at December 31, 1997............................        --          --
  Granted...................................................    47,834       $2.20
  Exercised.................................................        --          --
  Terminated................................................        --          --
                                                              --------
Outstanding at July 31, 1998................................    47,834        2.20
                                                              --------
  Granted...................................................   277,572        4.39
  Exercised.................................................        --          --
  Terminated................................................        --          --
                                                              --------
Outstanding at July 31, 1999................................   325,406        4.07
                                                              --------
  Granted...................................................   182,405        4.39
  Exercised.................................................  (208,727)       3.90
  Terminated................................................  (196,261)       4.39
                                                              --------
Outstanding at July 31, 2000................................   102,823       $4.36
                                                              ========
Exercisable at July 31, 2000................................     5,409       $4.24
                                                              ========

     The following table summarizes information about stock options outstanding under Gamesville Stock Option Plans at July 31, 2000:

                                          OPTIONS OUTSTANDING                 OPTIONS EXERCISABLE
                                ----------------------------------------   --------------------------
                                                  WEIGHTED-
                                                   AVERAGE
                                                  REMAINING    WEIGHTED-                    WEIGHTED-
                                    NUMBER       CONTRACTUAL    AVERAGE        NUMBER        AVERAGE
   GAMESVILLE STOCK OPTION      OUTSTANDING AT      LIFE       EXERCISE    EXERCISABLE AT   EXERCISE
PLAN RANGE OF EXERCISE PRICES   JULY 31, 2000      (YEARS)       PRICE     JULY 31, 2000      PRICE
-----------------------------   --------------   -----------   ---------   --------------   ---------
            $2.20                    1,458           3.9         $2.20           364          $2.20
            $4.39                  101,365           9.0         $4.39         5,045          $4.39
                                   -------                                     -----
                                   102,823                                     5,409
                                   =======                                     =====

Quote.com Stock Option Plan

     In connection with the acquisition of Quote.com, the Company assumed the Quote.com Stock Option Plan under which incentive stock options to purchase common stock may be granted to employees and nonqualified stock options to purchase common stock may be granted to officers, employees, directors, consultants and advisors. Options granted under the Stock Option Plan generally vest over a period of four years from date of grant. All unvested options outstanding on the one year anniversary of the acquisition of Quote.com by Lycos will fully accelerate. Option grants under this plan expire ten years from the date of grant. The weighted average exercise price for these shares was $11.03 at July 31, 2000. The total weighted-average contractual life of options outstanding at July 31, 2000 was approximately 8.2 years.

                                  LYCOS, INC.

     A summary of option activity under the Quote.com Stock Option Plan is as follows:

                                                                           WEIGHTED-
                                                                            AVERAGE
                                                              NUMBER OF    EXERCISE
                                                               OPTIONS       PRICE
                                                              ---------    ---------
Outstanding at December 6, 1999.............................   216,190      $ 8.37
  Granted...................................................        --          --
  Exercised.................................................  (164,556)       7.51
  Terminated................................................    (3,441)      11.88
                                                              --------
Outstanding at July 31, 2000................................    48,193      $11.03
                                                              ========
Exercisable at July 31, 2000................................    17,020      $ 9.14
                                                              ========

     The following table summarizes information about stock options outstanding under the Quote.com Stock Option Plan at July 31, 2000:

                                          OPTIONS OUTSTANDING                 OPTIONS EXERCISABLE
                                ----------------------------------------   --------------------------
                                                  WEIGHTED-
                                                   AVERAGE
                                                  REMAINING    WEIGHTED-                    WEIGHTED-
                                    NUMBER       CONTRACTUAL    AVERAGE        NUMBER        AVERAGE
    QUOTE.COM STOCK OPTION      OUTSTANDING AT      LIFE       EXERCISE    EXERCISABLE AT   EXERCISE
PLAN RANGE OF EXERCISE PRICES   JULY 31, 2000      (YEARS)       PRICE     JULY 31, 2000      PRICE
-----------------------------   --------------   -----------   ---------   --------------   ---------
         $3.62-$3.62                   451           6.1        $ 3.62            363        $ 3.62
         $6.51-$6.51                 1,176           6.9        $ 6.51            740        $ 6.51
         $7.23-$7.23                31,003           7.9        $ 7.23         12,765        $ 7.23
         $7.96-$7.96                 5,089           8.6        $ 7.96          1,159        $ 7.96
        $21.70-$21.70                8,265           8.9        $21.70          1,651        $21.70
        $35.45-$35.45                2,209           9.1        $35.45            342        $35.45
                                    ------                                     ------
                                    48,193                                     17,020
                                    ======                                     ======

Valent Stock Option Plan

     In connection with the acquisition of Valent, the Company assumed Valent's Stock Option Plan under which incentive stock options to purchase common stock may be granted to employees and nonqualified stock options to purchase common stock may be granted to officers, employees, directors, consultants and advisors. Options granted under the Stock Option Plan generally vest over a period of four years from date of grant and expire ten years from the date of grant. The weighted average exercise price for these shares was $2.77 at July 31, 2000. The total weighted-average contractual life of options outstanding at July 31, 2000 was approximately 8.5 years.

                                  LYCOS, INC.

     A summary of option activity under the Valent Stock Option Plan is as follows:

                                                                           WEIGHTED-
                                                                            AVERAGE
                                                              NUMBER OF    EXERCISE
                                                               OPTIONS       PRICE
                                                              ---------    ---------
Outstanding at February 2, 2000.............................   40,129        $6.14
  Granted...................................................       --           --
  Exercised.................................................   (9,093)        1.88
  Terminated................................................   (4,749)        1.97
                                                               ------        -----
Outstanding at July 31, 2000................................   26,287        $8.36
                                                               ======        =====
Exercisable at July 31, 2000................................    2,624        $2.77
                                                               ======        =====

     The following table summarizes information about stock options outstanding under the Valent Stock Option Plan at July 31, 2000:

                                          OPTIONS OUTSTANDING                 OPTIONS EXERCISABLE
                               -----------------------------------------   --------------------------
                                                 WEIGHTED-
                                                  AVERAGE      WEIGHTED-                    WEIGHTED-
                                   NUMBER        REMAINING      AVERAGE        NUMBER        AVERAGE
     VALENT STOCK OPTION       OUTSTANDING AT   CONTRACTUAL    EXERCISE    EXERCISABLE AT   EXERCISE
PLAN RANGE OF EXERCISE PRICES  JULY 31, 2000    LIFE (YEARS)     PRICE     JULY 31, 2000      PRICE
-----------------------------  --------------   ------------   ---------   --------------   ---------
         $0.95-$3.14                  646           7.9         $ 1.58            646        $ 1.58
         $3.15-$3.16                9,496           8.1         $ 3.16          1,978        $ 3.16
         $3.17-$3.95                9,814           8.5         $ 3.95             --            --
        $3.96-$23.69                6,331           9.0         $23.69             --            --
                                   ------                                      ------
                                   26,287                                       2,624
                                   ======                                      ======

Metrosplash, Inc. Incentive Stock Plan

     In connection with the acquisition of Metrosplash Inc., the Company assumed the Matchmaker.com Incentive Stock Plan under which incentive stock options to purchase common stock may be granted to employees, officers and directors and nonqualified stock options to purchase common stock may be granted to officers, employees, directors, consultants and advisors. Options granted under the Incentive Stock Plan generally vest over periods of one to four years from date of grant and expire ten years from the date of grant. There were 29,601 options outstanding in this plan as of July 31, 2000 and 2,171 were exercisable. The weighted average exercise price for these shares was $5.98 at July 31, 2000. The total weighted-average contractual life of options outstanding at July 31, 2000 was approximately 9.2 years.

1996 Non-Employee Director Stock Option Plan

     On February 2, 1996, the 1996 Non-Employee Director Stock Option Plan (the "Director Plan") was approved by the Board of Directors. The Director Plan authorizes the issuance of a maximum of 400,000 shares of common stock. The Director Plan is administered by the Board of Directors. Under the Director Plan each non-employee director first elected to the Board of Directors after the completion of the initial public offering will receive an option for 10,000 shares on the date of his or her election. In addition, an amendment to the Plan was approved in December 1999 allowing the Board of Directors to grant periodic option grants from time to time to non-employee directors. The exercise price per share for all options granted under the Director Plan will be equal to the fair market value of the common stock as of the date of grant. All options vest in three equal

                                  LYCOS, INC.

installments beginning on the first anniversary of the date of grant. Options under the Director Plan will expire ten years from the date of grant and are exercisable only while the optionee is serving as a director of the Company. As of July 31, 2000, 270,000 options had been granted at exercise prices ranging from $2.88 to $57.50 per share and remained outstanding under the Director Plan, of which 93,334 were exercisable.

1996 Employee Stock Purchase Plan

     On February 2, 1996, the 1996 Employee Stock Purchase Plan ("1996 Purchase Plan") was adopted by the Company's Board of Directors. The 1996 Purchase Plan authorizes the issuance of a maximum of 1,000,000 shares of common stock and is administered by the Compensation Committee of the Board of Directors. All employees of the Company who have completed six months of service with the Company are eligible to participate in the 1996 Purchase Plan with the exception of those employees who own 5% or more of the Company's stock and directors who are not employees of the Company may not participate in this plan. Employees elect to have deducted from 1%-10% of their base compensation. The exercise price for the option is the lesser of 85% of the fair market value of the common stock on the first or last business day of the purchase period (6 months). An employee's rights under the 1996 Purchase Plan terminate upon his or her voluntary withdrawal from the Plan at any time or upon termination of employment.

Stock-Based Compensation

     The Company has recorded deferred compensation for the difference between the grant price and the estimated fair value of certain of the Company's stock options granted in connection with acquisitions, in accordance with Statement of Financial Accounting Standards Interpretation No. 44 ("FIN 44"), "Accounting for Certain Transactions Involving Stock Compensation". The deferred compensation is being amortized over the vesting period of the individual options on a straight-line basis, determined separately for each portion of the options that vest in each year. Deferred compensation expense recognized for the years ended July 31, 2000, 1999 and 1998 was approximately $75,000, $71,000, and $46,000 respectively.

     The Company has adopted the disclosure provisions of SFAS No. 123 with respect to its stock-based compensation. The effects of applying SFAS No. 123 in this pro forma disclosure may not be representative of the effects on reported income or loss for future years. SFAS 123 does not apply to awards prior to 1995. The Company anticipates additional awards in future years. Had compensation cost for the Company's stock-based compensation plans been determined based on the grant date fair value in accordance with SFAS 123, the Company's net loss and net loss per share for the years ended July 31, 2000, 1999 and 1998 would have been increased to the pro forma amounts indicated below (in thousands, except per share data):

                                             AS REPORTED                        PRO FORMA
                                    ------------------------------    ------------------------------
                                    NET INCOME     DILUTED INCOME     NET INCOME     DILUTED INCOME
                                      (LOSS)      (LOSS) PER SHARE      (LOSS)      (LOSS) PER SHARE
                                    ----------    ----------------    ----------    ----------------
Year ended July 31, 2000..........   $ 21,005          $ 0.19         $ (98,432)         $(0.94)
Year ended July 31, 1999..........   $(52,082)         $(0.59)        $(133,617)         $(1.51)
Year ended July 31, 1998..........   $(28,314)         $(0.44)        $ (35,449)         $(0.55)

     The grant date fair value of each stock option was estimated using the Black-Scholes option-pricing model with the following assumptions: expected life of four years for 2000, 1999 and 1998; volatility of 96% for 2000, 115% for 1999 and 100% for 1998; dividend yield of 0% for 2000, 1999 and 1998; weighted average risk-free interest rate of 6.0% in 2000, 6.0% in 1999 and 5.5% in 1998.

\                                  LYCOS, INC.

The weighted average grant date fair values of options granted in 2000, 1999 and 1998 were $30.58, $8.24 and $2.44, respectively.

8.  INCOME TAXES

     The provision for income taxes reflected in the consolidated statements of operation consist of the following:

                                                            YEAR ENDED JULY 31,
                                                          ------------------------
                                                            2000      1999    1998
                                                          --------    ----    ----
                                                               (IN THOUSANDS)
Current:
  Federal...............................................   $29,553     $--    $ --
  State.................................................     8,112      --      --
                                                          --------    ----    ----
                                                            37,665      --      --
Deferred:
  Federal...............................................    60,007     138      --
  State.................................................    16,474      --      --
                                                          --------    ----    ----
                                                            76,481     138      --
                                                          --------    ----    ----
                                                          $114,146    $138    $ --
                                                          ========    ====    ====

     Substantially all of the Company's current tax liability is offset by the tax benefit of employee stock options.

     The actual tax expense for 2000, 1999 and 1998 differs from expected tax expense (benefit), computed by applying the statutory U.S. Federal corporate tax rate of 34% to earnings before income taxes, as follows:

                                                           YEAR ENDED JULY 31,
                                                     -------------------------------
                                                       2000        1999       1998
                                                     --------    --------    -------
                                                             (IN THOUSANDS)
Computed expected tax expense (benefit)............  $ 45,951    $(17,660)   $(9,626)
State income taxes, net of federal benefit.........    16,227          --         --
Nondeductible amounts and other differences:
  In process research and development..............        --          --      5,875
  Goodwill and other intangible asset
     amortization..................................    45,581      16,881      2,301
  Tax on conversion of S Corporation to C
     Corporation...................................        --         138         --
  S Corporation earnings not taxed.................        --          --        (43)
  Other............................................       420          91         85
Change in valuation allowance for deferred taxes
  allocated to income tax expense..................     5,967         688      1,408
                                                     --------    --------    -------
                                                     $114,146    $    138    $    --
                                                     ========    ========    =======

                                  LYCOS, INC.

     At July 31, 2000 and 1999 deferred income tax assets and liabilities result from temporary differences in the recognition of income and expense for tax and financial reporting purposes. The sources and tax effects of these temporary differences are presented below:

                                                                    JULY 31,
                                                              --------------------
                                                                2000        1999
                                                              --------    --------
                                                                 (IN THOUSANDS)
Deferred tax liabilities:
  Book over tax basis of developed technology...............  $  8,443    $  5,259
  Financial basis in excess of income tax basis of
     available-for-sale securities..........................    20,893      12,582
  Financial basis in excess of income tax basis of gain on
     Lycos Europe...........................................    80,328          --
                                                              --------    --------
Total deferred liabilities..................................   109,664      17,841
                                                              --------    --------
Deferred tax assets:
  Deferred Revenue..........................................       422       2,086
  Reserves..................................................     7,028       4,977
  Tax in excess of book basis for differences in equity
     investments............................................    (2,380)     (2,410)
  Net operating losses and credit carryforwards.............    87,788      57,050
  Basis difference in equity loss...........................     6,130          --
  Other.....................................................     1,846       2,501
                                                              --------    --------
Total gross deferred tax assets.............................   100,834      64,204
Less valuation allowance....................................   (67,425)    (46,501)
                                                              --------    --------
Net deferred tax asset......................................    33,409      17,703
                                                              --------    --------
Net deferred income tax liability...........................  $ 76,255    $    138
                                                              ========    ========

     In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some or all of the deferred tax asset will not be realized. The Company believes that sufficient uncertainty exists regarding the realizability of the deferred tax assets such that valuation allowances of $67.4 million and $46.5 million for July 31, 2000 and 1999 respectively, have been established for deferred tax assets.

     At July 31, 2000, the Company had approximately $230.6 million of federal and state net operating loss carryforwards which will begin to expire in 2007 for federal purposes and 2004 for state purposes. Utilization of the net operating losses may be subject to an annual limitation imposed by change in ownership provisions of Section 382 of the Internal Revenue Code and similar state provisions.

     In accordance with FAS 109, the accounting for the tax benefits of acquired deductible temporary differences, which are not recognized at the acquisition date because a valuation allowance is established, and recognized subsequent to the acquisitions will be applied first to reduce to zero any goodwill and other noncurrent intangible assets related to the acquisitions. Any remaining benefits would be recognized as reduction of income tax expense. As of July 31, 2000, $29.8 million of the Company's deferred tax assets and the valuation allowance pertain to acquired companies, the future benefits of which will be applied first to reduce to zero any goodwill and other noncurrent intangible assets related to the acquisitions prior to reducing the Company's income tax expense. The deferred tax assets and related valuation allowance of approximately $37.1 million relate to certain operating loss carryforwards resulting from the exercise of employee stock options,

                                  LYCOS, INC.

the tax benefit of which, when recognized, will be accounted for as a credit to additional paid-in capital rather than a reduction of income tax expense.

     The Company's deferred tax liability relates solely to the difference in basis of acquired assets as well as the tax effects of unrealized gains of available-for-sale securities and the tax effects of the gain of the Lycos Europe investment. A portion or all of net operating loss carryforwards which can be utilized in any year may be limited by changes in ownership of the Company, pursuant to Section 382 of the Internal Revenue Code and similar statutes.

9.  RELATED PARTY TRANSACTIONS

     In connection with the formation of the Company, Lycos, Carnegie Mellon University ("CMU"), CMG@Ventures and CMGI entered into a license agreement ("License Agreement") pursuant to which CMU granted the Company a perpetual, exclusive (with certain limited exceptions), worldwide license to use the Lycos Internet search and indexing technology and the Lycos Catalog. The Company paid licensing fees and additional payments equal to 50% of certain cash receipts, as defined, totaling approximately $1.25 million. All amounts due under the License Agreement were paid as of July 31, 1996. The Company also issued 4,000,000 shares of common stock in connection with this Agreement. The License Agreement was fully amortized as of July 31, 1998.

     On February 9, 1996, the Company sold 366,320 shares and 160,000 shares of common stock and options to acquire 238,904 shares and 104,344 shares of common stock to CMU and Dr. Michael Mauldin, respectively, for an aggregate purchase price of $328,950, pursuant to the exercise of preemptive rights granted to these parties in the License Agreement. These preemptive rights were exercised in connection with the issuance of shares of common stock pertaining to the Company's acquisition of Point Communications on October 12, 1995. The options granted to Dr. Mauldin and CMU have an exercise price of $0.50 per share and became fully vested upon completion of the Company's initial public offering in April 1996.

     In addition to amounts paid to CMU in connection with the License Agreement, the Company was also required to pay to CMU an additional $525,000 pursuant to two licenses granted by CMU which were assigned to the Company.

     In April 1998 the remaining carrying value of the License Agreement of approximately $831,000 was written off as it was not considered to have any remaining future economic benefit.

     During 2000, the Company entered into certain agreements in connection with its joint ventures whereby the Company licensed certain of its technology and tradenames to its joint venture partners. For the year ended July 31, 2000 the company recognized advertising revenue of $417,000, $38,000 and $1,944,000 from license agreements with Lycos Bertelsmann, Lycos Japan KK and Lycos Canada, respectively. For the year ended July 31, 2000 the company recognized electronic commerce revenue of $2,083,000, $188,000 and $1,944,000 from license agreements with Lycos Bertelsmann, Lycos Japan KK and Lycos Canada, respectively.

10.  LITIGATION

     In November 1999 and July 2000, Fleming W. Reynolds, Sr., Trustee of AIWF Trust, a former shareholder of WiseWire Corporation, filed related lawsuits in the Court of Common Pleas of Allegheny County, Pennsylvania against WiseWire, representatives of former shareholders of WiseWire, and Lycos, as WiseWire's alleged successor in interest. In these lawsuits, subsequently consolidated, Reynolds alleged that pursuant to a 1996 subscription agreement between AIWF Trust and WiseWire, AIWF Trust was entitled to 2,500,000 shares of WiseWire common stock instead of the 25,000 shares it received. AIWF Trust seeks the equivalent of 2,500,000 shares of WiseWire

                                  LYCOS, INC.

common stock in Lycos common stock, which amounts to approximately 748,000 shares of Lycos common stock. Lycos believes that the allegations in these complaints are without merit and intends to contest them vigorously. In August 2000, Reynolds, as Trustee of AIWF Trust, filed a separate lawsuit in Chancery Court, Sussex County, Delaware, seeking a declaration that AIWF Trust is entitled to 748,000 shares of Lycos and an injunction of the combination with Terra Networks until a determination regarding its shares has been made. Lycos believes that the allegations in this complaint are without merit and intends to contest them vigorously. Lycos filed a counterclaim for a determination of the number of shares to which AIWF Trust is entitled. The Chancery Court has set trial for this matter for October 2000. In addition, Lycos has asserted a claim against the escrow deposit created in connection with Lycos' acquisition of WiseWire, which currently contains approximately 329,000 shares of Lycos common stock.

     In February 1999, the Company announced its intention to enter into a transaction with USA Networks, Inc. and certain affiliated companies pursuant to which, among other things, Lycos would have been merged into a subsidiary of USA Networks. In May 1999, the parties to the proposed transaction terminated the merger by mutual agreement.

     Prior to such termination, eight purported class action lawsuits were filed in the Court of Chancery for the State of Delaware in and for New Castle County, by shareholders of the Company allegedly on behalf of all common stockholders of the Company. The complaints request, among other things, that the proposed transaction be enjoined or that rescissionary damages be awarded to the purported class and that plaintiffs be awarded all costs and fees, including attorneys' fees. Although the proposed merger has since been terminated, the suits have not been dismissed. Lycos believes that the allegations in the complaints are without merit and intends to contest them vigorously.

     Also prior to the termination of the proposed merger, a series of purported securities class action lawsuits were filed in the United States District Court for the District of Massachusetts. The suits, which have since been consolidated, allege, among other claims, violations of United States Federal securities law through alleged misrepresentations and omissions relating to the announced transaction with USA Networks. The consolidated complaint seeks an unspecified award of damages. Lycos believes that the allegations in the consolidated complaint are without merit and intends to contest them vigorously. A motion to dismiss the consolidated complaint is pending.

     In July 2000, Lycos filed a lawsuit in Superior Court for Middlesex County, Commonwealth of Massachusetts, against TJ Motorsports, Inc. (d/b/a Tyler Jet Motorsports), Burl Outlaw and ISM Motorsports Corp. seeking a declaratory judgment that Lycos had fulfilled all its contractual obligations in connection with a sponsorship agreement between Lycos and TJ Motorsports, the owner and operator of a NASCAR Winston cup race car. Subsequently, in July 2000, Tyler Jet, L.L.C. (an entity allegedly related to TJ Motorsports) and TeamXtreme Racing, L.L.C. filed suit against Lycos in United States District Court for the Eastern District of Texas, Lufkin Division, seeking damages for breach of contract and fraudulent inducement in connection with the above-referenced sponsorship agreement and an earlier sponsorship agreement between TeamXtreme Racing and Lycos. Plaintiffs in the Texas action seek actual damages of $15 million and punitive damages of $100 million. Lycos believes that plaintiffs' allegations in the Texas action are without merit and intends to contest them vigorously.

     The Company is also subject to legal proceedings and claims which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to such actions will not materially affect the financial position, results of operation or cash flows of the Company.

                                  LYCOS, INC.

11.  SUBSEQUENT EVENT (UNAUDITED)

     On September 20, 2000, Lycos Europe signed an agreement to acquire all of the outstanding share capital of Spray Network N.V. ("Spray") in exchange for the issuance of 84,300,000 shares of Lycos Europe. Spray is a private company incorporated in the Netherlands and operates an internet new media company that offers a branded network of media, commerce and communication products and services throughout Europe. Under the terms of the agreement, Lycos Europe also may issue up to an additional 10,000,000 shares to certain Spray shareholders in exchange for cash consideration of 100 million euro. As a result of the transaction, Spray shareholders will own approximately 29.26% of Lycos Europe's outstanding share capital and Lycos' equity ownership in Lycos Europe will be reduced from 43.86% to 31.03% of the total outstanding share capital assuming the issuance of 94,300,000 shares.

12.  SELECTED QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

     The following table sets forth selected quarterly financial information for the years ended July 31, 2000 and 1999. The operating results for any given quarter are not necessarily indicative of results for any future period.

                                    FISCAL 2000 QUARTER ENDED               FISCAL 1999 QUARTER ENDED
                              -------------------------------------   -------------------------------------
                              OCT. 31   JAN. 31   APR. 30   JUL. 31   OCT. 31   JAN. 31   APR. 30   JUL. 31
                              -------   -------   -------   -------   -------   -------   -------   -------
                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
Total revenues..............  $55,858   $68,575   $78,603   $87,914   $25,139   $31,115   $35,838   $46,448
Gross profit................   43,860    55,732    64,839    73,720    19,784    24,542    28,561    36,380
Net income (loss)...........  (30,919)  (30,995)  122,410   (39,490)   (3,576)  (13,813)  (13,220)  (21,473)
Net income (loss) per share:
  Basic.....................  $  (.31)  $  (.31)  $  1.11   $  (.36)  $  (.04)  $  (.16)  $  (.15)  $  (.22)
  Diluted...................  $  (.31)  $  (.31)  $  1.05   $  (.36)  $  (.04)  $  (.16)  $  (.15)  $  (.22)